EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints William A. Hartman, Heidi H. Carl and John Borza, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign one or more Registration Statements on Form S-1 for registration of shares of common stock of Premier Biomedical, Inc. in connection with the resale of the shares by the Selling Shareholders named therein, and any and all amendments to such Registration Statements, including post-effective amendments, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted, as fully to all intents and purposes as he or she might or could do in person, ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or the substitutes for such attorneys-in-fact and agents, may lawfully do or cause to be done by virtue of this Power of Attorney. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, this Power of Attorney has been signed below on May 17, 2017, by the following persons:

Signature	Title

/s/ William A. Hartman	Chief Executive Officer and Director
William A. Hartman	(principal executive officer)

/s/ Heidi H. Carl	Chief Financial Officer and Treasurer (principal
Heidi H. Carl	financial officer and principal accounting officer)

/s/ John S. Borza	Executive Vice President and Director
John S. Borza

/s/ Mitchell S. Felder	Chairman of the Board and Director
Mitchell S. Felder

/s/ Ronald T. La Borde	Director
Ronald T. La Borde

/s/ Jay Rosen	Director
Jay Rosen